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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Digital Video Systems, Inc. on Form S-8 of our report dated August 8, 1997 on the financial statements of Arris Interactive LLC - Digital Video Division for the year ended December 31, 1996, appearing in the Form 8-K/A of Digital Video Systems, Inc. filed on October 10, 1997.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
October 31, 1997